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                                                                    Exhibit 99.1

       Certification Pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002

         Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of Cumulus Media Inc. (the "Company") for the three month period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



                                         /s/ Lewis W. Dickey, Jr.
                                         -------------------------------------
                                         Name:  Lewis W. Dickey, Jr.
                                         Title: Chairman, President and
                                                Chief Executive Officer



                                         /s/ Martin R. Gausvik
                                         --------------------------------------
                                         Name:  Martin R. Gausvik
                                         Title: Executive Vice President,
                                                Treasurer and Chief Financial
                                                Officer

Date: May 15, 2003

         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.